UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant To Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Effective September 28, 2023, Rocky Mountain Chocolate Factory, Inc. (the “Company”) entered into (i) a Second Amendment to its Credit Agreement with Wells Fargo Bank, National Association (the “Lender”) (the “Second Amendment”), and (ii) the Revolving Line of Credit Note (the “Revolving Note”) in connection with the Second Amendment, each effective September 28, 2023. The Second Amendment and Revolving Note extend the maturity date of the Company’s revolving line of credit under the Credit Agreement, dated October 13, 2021 (the “Credit Agreement,” and together with the Second Amendment and the Revolving Note, the “Line of Credit”) from September 30, 2023 to September 30, 2024. In addition, the Second Amendment lowers the maximum principal amount available under the Line of Credit from $5 million to $4 million and amends certain financial covenants in the Credit Agreement.

Borrowings under the Line of Credit bear interest at a per annum rate equal to the Daily Simple SOFR (as defined in the Revolving Note) plus 2.37%, which is initially set at 7.69%. The outstanding balance under the Line of Credit may not exceed 50% of the Company’s eligible accounts receivable plus 50% of the Company’s eligible inventories. The Line of Credit is collateralized by substantially all of the Company’s assets with the exception of the Company’s retail store assets. Upon the occurrence of certain events, including the Company’s failure to satisfy its payment obligations under the Revolving Note, failure to adhere to the financial covenants, and the breach of certain of its other covenants under the Credit Agreement, the Lender will have the right, among other remedies, to declare all principal and interest due under the Revolving Note immediately due and payable.

This summary of the material terms of the Second Amendment and Revolving Note do not purport to be complete and are qualified in their entirety by the terms and conditions of the Second Amendment and Revolving Note, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

The following exhibits are being filed herewith:

(d) Exhibits

Exhibit No.	Document
10.1	Second Amendment to Credit Agreement, effective September 28, 2023, by and between Wells Fargo Bank, National Association, and Rocky Mountain Chocolate Factory, Inc.
10.2	Revolving Line of Credit Note, effective September 28, 2023, made by Rocky Mountain Chocolate Factory, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: October 3, 2023	By:	/s/ Allen Arroyo
Allen Arroyo, Chief Financial Officer